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                [LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]

                                                    December 19, 1997

Board of Directors
Mid Continent Bancshares, Inc.
124 West Central
El Dorado, Kansas 67042

Gentlemen:

        We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Commercial Federal Corporation and any amendments thereto, and the inclusion of, summary of an references to our fairness opinion in such filings including the combined Prospectus/Proxy Statement of Commercial Federal Corporation and Mid Continent Bancshares, Inc.

                                        Very truly yours,

                                        RP FINANCIAL, LC.

                                        /s/ William E. Pommerening
                                        ----------------------------
                                            William E. Pommerening
                                            Managing Director